UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2025

NioCorp Developments Ltd.

(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation)	000-55710 (Commission File Number)	98-1262185 (IRS Employer Identification No.)

7000 South Yosemite Street, Suite 115
Centennial, Colorado 80112
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (720) 639-4647

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	NB	The Nasdaq Stock Market LLC
Warrants, each exercisable for 1.11829212 Common Shares	NIOBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 4, 2025, Elk Creek Resources Corp. (“ECRC”), a majority-owned subsidiary of NioCorp Developments Ltd. (the “Company”), entered into a Project Sub-Agreement (the “Sub-Agreement”) with Advanced Technology International (“ATI”), an entity acting on behalf of the Defense Industrial Base Consortium under the authority of the U.S. Department of Defense. The Sub-Agreement incorporates the terms and conditions of a Base Agreement, dated July 23, 2025, between ECRC and ATI (the “Base Agreement” and, together with the Sub-Agreement, the “Agreement”).

The Company is currently, among other matters, conducting feasibility study-level engineering and additional reserve drilling, as well as preparing updated cost estimates, for the Company’s Elk Creek Critical Minerals Project (the “Elk Creek Project”) in southeast Nebraska. Subject to the terms and conditions of the Agreement, the U.S. Department of Defense will reimburse ECRC for a portion of the costs incurred by ECRC in connection with this work. Pursuant to the Agreement, ECRC is entitled to receive up to an aggregate of approximately $10.0 million of reimbursement payments from the U.S. Department of Defense upon the achievement of certain project milestones. These milestones include, among other matters, the completion of new drilling operations at the Elk Creek Project, the completion of engineering studies relating to scandium metal, scandium master-alloy and aluminum-scandium master-alloy and the completion of a new feasibility study report for the Elk Creek Project. The Agreement also includes projected completion dates for each milestone. Following the achievement of each milestone set forth in the Agreement, ECRC will be entitled to a reimbursement payment for related expenses, subject to a maximum reimbursement amount for each milestone and subject to a cost co-share amount for each milestone that will be incurred by ECRC and will not be reimbursed.

The Agreement also contains terms and conditions that are customary for U.S. Government agreements of this nature, including provisions giving the U.S. Government the right to terminate the Agreement if the U.S. Government determines that termination would be in the U.S. Government’s best interests.

signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 6, 2025

NIOCORP DEVELOPMENTS LTD.
By:	/s/ Neal S. Shah
Name:	Neal S. Shah
Title:	Chief Financial Officer